EXHIBIT 99.4

FOR IMMEDIATE RELEASE:

AFTON CHEMICAL ANNOUNCES EXPANSION IN ASIA-PACIFIC

MARKET WITH NEW MANUFACTURING FACILITY ON JURONG ISLAND, SINGAPORE

Richmond, VA, July 18th, 2012

Afton Chemical Corporation announces the construction of a new chemical additive manufacturing facility on Jurong Island, Singapore. The multi-year investment, approved by the NewMarket Board on July 17th, will be fully owned and operated by Afton, emphasizing the company's strong commitment to the expanding Asia-Pacific market. Singapore was selected after an extensive analysis which focused on facility readiness and flexibility, market access, economics, safety, and logistics.

"This represents an investment that is likely to be in excess of 100 million USD for Afton Chemical, and another strong commitment by our Board to this key market," said Dr. Warren Huang, Afton President. "We have established a significant presence through acquisitions and investments, and with the new facility on Jurong Island, we will continue to bring our company's 'Passion for Solutions' to the Asia-Pacific region," he said.

"In recent years, we've intensified our focus on this important region," said Damian Barnes, Vice President, Supply. "The new Jurong Island facility will enhance our ability to provide quick and effective service to our Asia-Pacific customers as well as those in India and the Middle East," he said.

Groundbreaking for the plant is scheduled for the third quarter, 2013, and it's expected to be operational by mid-2015. The initial capacity will represent a modest increase in our overall global production.  The plant will be scalable to allow Afton to grow as demand warrants.

Dr. Huang added, "This strong combination of R&D and manufacturing in the region, will not only improve security of supply and reduce lead-times, but also help us to develop cost-effective, customized solutions for the region. And in turn, that will help our customers improve the profitability of their businesses."

This presence is in addition to Afton's regional manufacturing in Suzhou, China and Jurong Island, Singapore (operated by Chemical Specialties Singapore (Pte) Ltd.). Afton has technical centers in Tsukuba, Japan and Suzhou, China and sales offices in Tokyo, Japan; Beijing, China; Guangzhou, China; Seoul, South Korea; Sydney, Australia; and Bangkok, Thailand. Afton maintains its regional headquarters in Singapore.

Afton Chemical Corporation - part of the NewMarket Corp. (NYSE: NEU) family of companies, develops and manufactures petroleum additives that help fuels burn cleaner and more efficiently, engines run smoother, and machines last longer. We offer performance fuels and refinery chemicals, such as gasoline performance additives, diesel fuel additives, lubricity improvers, and cold flow improvers; driveline products, such as automotive gear oil and automatic transmission fluid; engine oil additives, such as passenger car engine, heavy duty diesel engine, and railroad and marine diesel engine oils; industrial products, such as antiwear and R&O hydraulic oils, industrial specialty chemicals, industrial gear oils, and grease. The company supports global operations through regional headquarters located in Asia Pacific, EMEAI, Latin America and North America. Afton Chemical Corporation is headquartered in Richmond, Virginia. For more information, visit AftonChemical.com

Cautionary Note Regarding Forward-Looking Statements:

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Afton Chemical's management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate recent or future acquisitions into our business and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, "Risk Factors" of our 2011 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by Afton Chemical in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

Media Contact:

Lauren Ereio, Marketing Communications Manager

Afton Chemical Corporation

Phone: (804) 788-5800